CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Mountain Fuel Supply Company for the registration of $75,000,000 medium-term notes and to the incorporation by reference therein of our report dated February 7, 1997, with respect to the financial statements of Mountain Fuel Supply Company included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                    /s/ Ernst & Young LLP

May 27, 1997
Salt Lake City, Utah